UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 23, 2004

Exam USA, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-26442	88-0271810
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

5902 Bolsa Avenue, Suite 108, Huntington Beach, California		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code              (714) 895-7772

Olympic Entertainment Group, Inc.

(Former name or former address, if changed since last report.)

Item 5.03                     Amendments to Articles of Incorporations or Bylaws: Change in Fiscal Year.

On August 10, 2004, the Board of Directors of the Registrant approved a change in the Registrant’s fiscal year end from December 31 to May 31.  The change is being made so that the date of Registrant’s fiscal year end will coincide with that of its wholly-owned subsidiary, EXAM Co., Ltd, a Japanese corporation. The Registrant intends to file a Form 10-KSB covering the transition period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAM USA, INC.

Date: August 23, 2004.	By:	/s/ Haruo Miyano
Haruo Miyano
Secretary